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                                      [LETTERHEAD]


December 15, 1998


Mr. Bud Foster
Texstar Petroleum, Inc.
1000 Louisiana, Suite 3950
Houston, Texas 77002


RE: Sale of Wausau Pipeline System, A. Foote Estate #1 and Fairchild #1 Wells Wayne and Jones Counties, Mississippi


Dear Mr. Foster:

     Reference is made to the December 14, 1998 letter of intent by Texstar offering to purchase the TransTexas eight-inch pipeline, and related facilities, running from the TransTexas Foote Estate #1 well in Wayne County, Mississippi to the Tennessee Gas Transmission Line in Jones County, Mississippi, and the TransTexas A. Foote Estate #1 and Fairchild #1 wells.

     TransTexas is interested in selling the pipeline and wells subject to general terms and conditions stated in your letter of intent, but altered as set forth below:

     (i) Cash consideration for the pipeline and wells in the amount of Four Hundred Twenty-five Thousand Dollars ($425,000) for TransTexas' right, title and interest (assumed to be 100% in the pipeline and a net revenue interest of 70% in each well);

     (ii) Free gas transportation as set forth in paragraph 3 of your letter of intent is no longer necessary because Texstar will be buying the wells;

     (iii) The execution by both parties of definitive conveyancing documents which set forth mutually acceptable terms and conditions of the transaction; and

     (iv)   The approval by the Board of Directors of TransTexas Gas
            Corporation.

     If the foregoing alterations to the provisions set forth in the Texstar December 14, 1998 letter of intent represent acceptable revised general terms and conditions for the purchase and sale of these assets, please sign in the space provided below and return one executed copy to TransTexas.

                                       Very truly yours,

                                       /s/ Arnold Brackenridge
                                       ---------------------------------------
                                           Arnold Brackenridge
                                           President


AGREED TO AND ACCEPTED:

/s/ William G. Foster
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William G. Foster, Land Manager